                                                                     EXHIBIT 4.2

                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------


     Registration Rights Agreement (the "Agreement"), dated as of January 30, 1997, by and between Diametrics Medical, Inc., a Minnesota corporation (the "Company"), and the Persons whose signatures appear on the signature pages hereto as of the date hereof or hereafter.

                               R E C I T A L S:
                               ---------------

     A. This Agreement is made pursuant to the Stock Purchase Agreement dated as of the date hereof (the "Purchase Agreement") between the Company and the purchasers signatories thereto (the "Purchasers"). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

     B. The Purchase Agreement provides, among other things, for the sale and issuance by the Company to the Purchasers of units each consisting of (i) one share of the Company's Series I Junior Participating Preferred Stock, par value $0.01 per share (the "Preferred Stock"), and (ii) a detachable warrant to purchase one share of common Stock for each share of Preferred Stock purchased (the "Warrants"). The Purchase Agreement also provides for the issuance of certain additional warrants under certain circumstances (the "Additional Warrants") for the purchase of additional shares of the Company's Series I Junior Participating Preferred Stock, par value $0.01 per share (the "Additional Preferred Stock"). Each share of Preferred Stock is, and each share of Additional Preferred Stock, if any, will be, convertible (subject to approval of the stockholders of the Company for the authorization of additional shares of Common Stock sufficient to accommodate the conversion of the Preferred Stock) into four shares (subject to adjustment) of Common Stock as provided in the Certificate of Designation relating to the Preferred Stock.

     C. In order to induce the Purchasers to enter into and perform its obligations under the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement.

     NOW,THEREFORE, the parties hereby agree as follows:

     1.  Definitions.
         -----------

     In addition to terms defined elsewhere in this Agreement, as used in this Agreement, the following capitalized terms shall have the following meanings:

         "Common Stock" means the common stock of the Company, $0.01 per share.
          ------------

         "Exchange Act" means the Securities Exchange Act of 1934, as amended,
          ------------
or any similar or successor federal statute and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at the time.

         "Holder" means any Person who executes a counterpart of this Agreement
          ------
on or after the date hereof and any Person who becomes a Holder after the date of this Agreement pursuant to Paragraph 14(a).

         "Indemnified Party" has the meaning set forth in Paragraph 8(c).
          -----------------

         "Indemnifying Party" has the meaning set forth in Paragraph 8(c).
          ------------------

         "NASD" means the National Association of Securities Dealers, Inc.
          ----

         "Person" means an individual, partnership, corporation, limited
          ------
liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof, or any other entity of any kind.

         "Registered Securities" means Registrable Securities which have been
          ---------------------
registered under the Securities Act pursuant to a registration statement filed with and declared effective by the SEC.

         "Registrable Securities" means (i) the Shares; (ii) the shares of
          ----------------------
Common Stock issued or issuable as dividends on, or other distributions with respect to the Shares; and (iii) any other security issued or issuable in exchange for, or in replacement of, any of the Shares, in each case until any such security ceases to be a Registrable Security in accordance with Paragraph 2 hereof.

         "Registration Expenses" means all expenses (excluding Selling Expenses)
          ---------------------
incident to the Company's performance of or compliance with Paragraphs 3, 4 and 5 of this Agreement, including without limitation all registration and filing fees, including fees with respect to filings required to be made with any stock exchange or the NASD, fees and expenses of compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), messenger, telephone and delivery expenses, and the fees and expenses of counsel for the underwriter, costs of printing prospectuses, and fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company (including the expenses of any special audit and "cold comfort" letters required by or incident to such performance).

         "Registration Statement" means any registration statement of the
          ----------------------
Company which includes any of the Registrable Securities pursuant to the provisions of this Agreement, including the prospectus included or deemed

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included in the Registration Statement and all amendments and supplements to the
Registration Statement or the prospectus, including post-effective amendments, and all exhibits to, and all materials incorporated by reference in, the Registration Statement.

         "SEC" means the United States Securities and Exchange Commission or any
          ---
similar agency then having the authority to enforce the Exchange Act or the Securities Act.

         "Securities Act" means the Securities Act of 1933, as amended, or any
          --------------
similar or successor statute, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at the time.

         "Selling Expenses" means (i) all fees and expenses of counsel and
          ----------------
accountants for the Holder(s), (ii) all discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities, (iii) transfer taxes and (iv) any other expenses of the Holder(s) incident to this Agreement (excluding Registration Expenses).

         "Selling Holders" has the meaning set forth in Paragraph 6(b).
          ---------------

         "Shares" means the shares of Common Stock into which the shares of
          ------
Preferred Stock, the shares of Additional Preferred Stock, if any, and the Warrants are convertible or exercisable, as the case may be. The Preferred Stock, the Additional Preferred Stock, if any, and the shares of Additional Preferred Stock into which the Additional Warrants, if any, are convertible, shall be deemed to be Shares if and when it is listed for inclusion on the automated quotation system of the National Association of Securities Dealers, Inc. ("NASD") or any national securities exchange on which a class of the Company's equity securities is listed.

     2.  Securities Subject to this Agreement.  The securities entitled to the
         ------------------------------------
benefits of this Agreement are the Registrable Securities, but such benefits shall continue with respect to each such security only so long as such security continues to be a Registrable Security. A security ceases to be a Registrable Security when (a) a Registration Statement covering the sale of such Registrable Security has been declared effective under the Securities Act and the Registrable Security has been sold in accordance with the Registration Statement; (b) it is distributed to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act; (c) a new certificate representing such security has been delivered (to the original Holder or any subsequent transferee) by the Company free from any restrictive legend and without issuance of stop transfer or other instructions to the Company's transfer agent and the Holder of such security has been advised by counsel reasonably acceptable to it that subsequent disposition of such security will

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not require registration or qualification under the Securities Act then in effect; or (d) the security has ceased to be outstanding.

     3.  Shelf Registration.
         ------------------

         (a) The Company shall file within 60 days following the date hereof with the SEC, and shall use its best efforts to cause the SEC to promptly declare effective, a Registration Statement relating to the Registrable Securities, which Registration Statement shall provide for the sale by the holders thereof of the Registrable Securities from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (the "Shelf Registration").

         (b) The foregoing notwithstanding, the Company shall have the right in order to avoid the disclosure of any corporate development that the Company is not otherwise obligated to disclose to delay the filing of the Registration Statement with respect to the Shelf Registration for a reasonable length of time (a "Delay Period"); provided, that the aggregate number of days in the Delay
                    --------
Period shall not exceed 30. The Company shall provide written notice to each holder of Registrable Securities to be covered by the Shelf Registration of the beginning and end of the Delay Period.

         (c) Failure to file a Registration Statement or cause such Registration Statement to become effective pursuant to the provisions of this
Section 3 by reason of delays caused by any of the Holders in connection with their rights set forth in Section 6(l) of this Agreement shall not result in a breach of this Section 3.

         (d) To the extent that the holders of Registrable Securities would not be adversely effected, the Company may include other securities in such Shelf Registration (whether for the account of the Company or otherwise, including without limitation any securities of the Company held by security holders, if any, who have piggyback registration rights with respect thereto) or otherwise combine the offering of the Registrable Securities with any offering of other securities of the Company (whether for the account of the Company or otherwise).

     4.  Preferred Stock Shelf Registration.
         ----------------------------------

         (a) If the Shelf Registration is not declared effective by the SEC prior to such time as the Preferred Stock and the Additional Preferred Stock, if any, is listed (the "Listing") for inclusion on the automated quotation system of the NASD or any national securities exchange on which a class of the Company's equity securities is listed, the Company shall file within 60 days following the Listing with the SEC, and shall use its best efforts to cause the SEC to promptly declare effective, a new or appropriately amended Registration Statement relating to the Registrable

Securities, which Registration Statement shall provide for the sale by the holders thereof of the Registrable Securities from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (the "Preferred Stock Shelf Registration").

         (b) The foregoing notwithstanding, the Company shall have the right in order to avoid the disclosure of any corporate development that the Company is not otherwise obligated to disclose to delay the filing of the Registration Statement with respect to the Preferred Stock Shelf Registration for a reasonable length of time (a "Preferred Stock Delay Period"); provided, that
                                                              --------
the aggregate number of days in the Preferred Stock Delay Period shall not exceed 30. The Company shall provide written notice to each holder of Registrable Securities to be covered by the Shelf Registration of the beginning and end of the Preferred Stock Delay Period.

         (c) Failure to file a Registration Statement or cause such Registration Statement to become effective pursuant to the provisions of this
Section 4 by reason of delays caused by any of the Holders in connection with their rights set forth in Section 6(l) of this Agreement shall not result in a breach of this Section 4.

         (d) To the extent that the holders of Registrable Securities would not be adversely effected, the Company may include other securities in such Preferred Stock Shelf Registration (whether for the account of the Company or otherwise, including without limitation any securities of the Company held by security holders, if any, who have piggyback registration rights with respect thereto) or otherwise combine the offering of the Registrable Securities with any offering of other securities of the Company (whether for the account of the Company or otherwise).

     5.  Registration under the Securities Act:  Piggy-Back Registration.
         ---------------------------------------------------------------

         (a)   Piggy-Back Registration.  If at any time the Company proposes to
               -----------------------
register for itself or any of its stockholders any of its capital stock under the Securities Act in connection with the public offering of such securities on a form and in a manner that would permit registration of Registrable Securities for sale to the public under the Securities Act, then:

               (i) the Company in each case will notify in writing each Holder of the filing or intended filing of a Registration Statement in connection therewith prior to the proposed effective date thereof;

               (ii) the Company will offer each Holder the opportunity to include in such registration all or such lesser amount of Registrable Securities as each Holder may request. Upon the request of one or more Holders given in writing within 20 days after receipt of the notice described under clause (i) above, the Company, subject to the provisions of Paragraph 5(b), shall cause any of the Registrable Securities specified by such Holder to be included in the Registration Statement; and

               (iii) if the registration of which the Company gives written notice under clause (i) above involves an underwriting, the Company shall use its best efforts to cause the managing underwriter(s) of the proposed underwritten offering to permit Holders to include their Registrable Securities in the underwriting on the same terms and conditions as similar terms of the Company included therein.

         (b)   Limitations on the Company's Obligations to Effect Piggy-Back
               -------------------------------------------------------------
Registration.  Notwithstanding the provisions of Paragraph 5(a) above:
------------

               (i) if and to the extent that the managing underwriter(s) advise the Company in writing that, in its good faith determination, inclusion of the number of Registrable Securities held by Holders requesting inclusion in the Registration Statement would materially interfere with the underwriter's ability to effectuate the registration and sale of securities proposed to be offered and sold pursuant to the Registration Statement, the managing underwriter(s) shall select the permissible quantity of Registrable Securities to be sold by the Holders (which may be none) by reducing the total number of securities to be sold by the holders of securities other than Registrable Securities and the Holders on a pro rata basis; provided, however, that no such
                                --- ----
reduction may reduce the securities being offered by the Company for its own account. For purposes of apportionment pursuant to this Paragraph 5(b), for any selling holder that is a partnership or a corporation, the affiliates of such partnership or corporation shall collectively, with such holder be deemed to be one "selling holder," and any pro rata reduction with respect to such "selling holder" shall be based upon the aggregate amount of shares carrying registration rights owned by entities and individuals included in such "selling holder"; and

               (ii) if, at any time after giving such written notice of its intention to register any of its securities and prior to the effective date of the applicable Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such registration.

         (c)   Underwritten Offer.  If the registration of which the Company
               ------------------
gives written notice under Paragraph 5(a)(i) above involves an underwriting, the

Company shall so advise in such written notice. In such event the right of any Holder to registration pursuant to Paragraph 5(a) shall be conditioned upon such Holders's participation in such underwriting and the inclusion of such Holder's Registrable Securities in such underwriting. All Holders proposing to distribute their Registrable Securities through such underwriting shall (together with the Company and the other holders distributing their Registrable Securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw from the underwriting by prompt written notice to the Company and the underwriter.

     6.  Registration Obligations of the Company.  In connection with the
         ---------------------------------------
filing of a Registration Statement pursuant to Paragraphs 3, 4 and 5 the Company shall:

         (a) Use its best efforts to cause such Registration Statement to remain in effect until the earlier of (i) the completion of the distribution of the Registrable Securities included in the Registration Statement, and (ii) two years after the date on which the Registration Statement is declared effective.

         (b) Notify the Holders whose Registrable Securities are included in such Registration Statement (the "Selling Holders") as to the filing of the Registration Statement and of all amendments or supplements thereto filed prior to the effective date of such Registration Statement;

         (c) Notify the Selling Holders, promptly after the company shall receive notice thereof, of the time when such Registration Statement became effective or when any amendment or supplement to any prospectus forming a part of said Registration Statement has been filed;

         (d) Notify the Selling Holders promptly of any request by the SEC for the amending or supplementing of such Registration Statement or prospectus or for additional information;

         (e) During the period in which the Company is obligated to use its reasonable best efforts to keep a Registration Statement effective pursuant to this Paragraph 6, prepare and promptly file with the SEC and promptly notify the Selling Holders of the filing of any amendments or supplements to such Registration Statement or prospectus as may be necessary to correct any statements or omissions if, at any time when a prospectus relating to the Registrable Securities is required to be delivered under the Securities Act, any event with respect to the Company shall have occurred as a result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading; and, in addition, during such period, prepare and file with the SEC, promptly upon the Selling Holders' written request, any amendments or supplements to such Registration Statement or prospectus which may be reasonably necessary or advisable in connection with the distribution of the Registrable Securities;

         (f) Prepare promptly upon request of the Selling Holders or any underwriters for the Selling Holders made during the period in which the Company is obligated to use its best efforts to keep a Registration Statement effective, such amendment or amendments to such Registration Statement and such prospectus or prospectuses as may be reasonably necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act;

         (g) Advise the Selling Holders promptly after the Company shall receive notice or obtain knowledge of the issuance of any stop order by the SEC suspending the effectiveness of any such Registration Statement or amendment thereto or of the initiation or threatening of any proceeding for that purpose, and promptly use its reasonable best efforts to prevent the issue of any stop order or obtain its withdrawal promptly if such stop order should be issued;

         (h) Use its best efforts to qualify as soon as reasonably practicable the Registrable Securities for sale under the securities or blue sky laws of such states and jurisdictions within the United States as shall be reasonably requested by the Selling Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, to become subject to taxation or to file a consent to service of process generally in any of the aforesaid states or jurisdictions;

         (i) Furnish the Selling Holders, as soon as available, copies of any Registration Statement and each preliminary or final prospectus, or supplement or amendment required to be prepared pursuant hereto, all in such quantities as the Selling Holders may from time to time reasonably request;

         (j) Furnish each Selling Holder with copies of such opinions of counsel and accountants' "comfort" letters as it reasonably may request with respect to the registration of its Registrable Securities, the Registration Statement covering such Registrable Securities and the financial statements included therein;

         (k) Apply for listing and use its best efforts to list the Registrable Securities, if any, being registered on any national securities exchange on which a class of the Company's equity securities is listed (and to maintain such listing during the pendency of the relevant registration period) or, if the Company does not have a class of equity securities listed on a national securities exchange, apply for qualification and use its reasonable best efforts to qualify the Registrable Securities, if any, being registered for inclusion on the automated quotation system of the NASD

(and to maintain such qualification during the pendency of the relevant registration period);

         (l) In connection with the preparation and filing of each Registration Statement registering Registrable Securities under the Securities Act, give the holders of Registrable Securities on whose behalf such Registrable Securities are to be so registered and their underwriters, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such Registration Statement, each prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders and such underwriters, or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act; and

         (m) Make senior executives of the Company reasonably available to assist the underwriters with respect to, and accompanying the underwriters on the so-called "road show", in connection with marketing efforts for, and the distribution and sale of Registrable Securities pursuant to a Registration Statement in connection with an underwritten public offering.

     7.  Expenses.  The Company will pay all Registration Expenses in
         --------
connection with registrations of Registrable Securities effected pursuant to Paragraphs 3, 4 and 5. All Selling Expenses in connection with any registration effected pursuant to this Agreement shall be borne by the Holder(s).

     8.  Indemnification.
         ---------------

         (a) To the extent permitted by applicable law, the Company will indemnify each Holder of the Registrable Securities requesting or joining in a registration, each Person who controls such Holder within the meaning of Section 15 of the Securities Act, and each underwriter of the securities so registered and each person who controls such underwriter, and their respective officers, directors, partners, agents, employees and successors (each a "Section 8(a) Indemnitee"), against all costs, expenses, demands, claims, losses, damages, liabilities, fines and penalties (or actions in respect thereof), to which such
Section 8(a) Indemnitee may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such claims, losses, damages, liabilities, fines and penalties arise out of or are based on any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement or prospectus, or arise out of or are based upon any omission (or alleged omission) to state therein a fact required to be stated therein or necessary to make the statements therein not misleading, or any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law and will reimburse each such
Section 8(a) Indemnitee for (and will make periodic advances to cover) any legal and any other expenses reasonably incurred in connection with investigating or defending any such demand, claim, loss, damage, liability or action promptly after submission of supporting materials with respect to such expenses; provided, however, that the Company shall not be required to indemnify any
--------  -------
Section 8(a) Indemnitee for any cost, expense, demand, claim, loss, damage, liability, fine or penalty which arises out of or is based upon (i) any written information provided by any such Section 8(a) Indemnitee, respectively, expressly for inclusion in the Registration Statement or (ii) the circumstances set forth in clause (y) of paragraph (b) below.

         (b) To the extent permitted by applicable law, each Holder requesting or joining in a registration, severally and not jointly, will indemnify the Company, each of its officers, directors, employees, agents, successors and controlling persons (within the meaning of Section 15 of the Exchange Act) (each, a "Section 8(b) Indemnitee"), against all costs, expenses, demands, claims, losses, damages, liabilities, fines and penalties (or actions in respect thereof) to which such Section 8(b) Indemnitee may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities, fines and penalties arise out of or are based upon an untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement or prospectus, or arise out of or are based upon (x) the omission (or alleged omission) to state therein a fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement or omission (or alleged omission) was made in any Registration Statement or prospectus in reliance upon and in conformity with information furnished to the Company by such Holder requesting or joining in a registration specifically for use in the preparation thereof, or (y) any untrue statement or alleged untrue statement of a material fact contained in, or any omission or alleged omission of a material fact from, a prospectus if (i) a later prospectus corrected the untrue statement or alleged untrue statement, or omission or alleged omission, (ii) at such time the Company had advised the Holder of the availability of the revised prospectus, and (iii) there would have been no such liability had such later prospectus actually been delivered to the purchaser at or prior to confirmation of sale; provided, however, that the obligations of
                                  --------  -------
such Holders hereunder shall be limited to an amount equal to the proceeds to each Holder of the Registrable Securities sold in connection with such registration.

         (c) Each party entitled to indemnification under this Paragraph 8 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has received written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided such counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld or delayed). The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall bear the expense of such defense of the Indemnified Party if (i) the Indemnifying Party has agreed in writing to pay such expenses, (ii) the Indemnifying Party shall have failed to assume the defense of such claim or employ counsel reasonably satisfactory to the Indemnified Party, or (iii) in the reasonable judgment of the Indemnified Party, based upon the written advice of such Indemnified Party's counsel, representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest. In the event that the Indemnifying Party properly does not assume such defense, the Indemnifying Party shall not be subject to any liability for any settlement made without its prior written consent, which consent shall not be unreasonably withheld or delayed. The failure of any Indemnified Party to give notice as provided herein shall relieve the Indemnifying Party of its obligations under this Paragraph 8 only to the extent that such failure to give notice shall materially adversely prejudice the Indemnifying Party in the defense of any such claim or any such litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the prior written consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation in form and substance reasonably satisfactory to such Indemnified Party.

     9.  Contribution.
         ------------

         (a) If the indemnification provided for in Paragraph 8 from the Indemnifying Party is unavailable to or unenforceable by the Indemnified Party in respect to any losses, claims, damages, liabilities or expenses referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Paragraph 8, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

         (b) The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Paragraph 9 were determined by pro
                                                                          ---
rata allocation or by any other method of allocation which does not take into
----
account the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         (c) If Indemnification is available under Paragraph 8, the Indemnifying Parties shall indemnify each Indemnified Party to the full extent provided in Paragraph 8 without regard to the relative fault of the Indemnifying Party or Indemnified Party or any other equitable consideration provided for in this Paragraph 9.

     10. Holdback Agreements.
         --------------------

         (a)   Restrictions on Public Sale by Holder of Registrable Securities.
               ----------------------------------------------------------------
To the extent requested by the Company and the managing underwriter with respect to the applicable Registration Statement, each Holder whose Registrable Securities are included in a Registration Statement filed pursuant to Paragraphs 3, 4 and 5 hereof agrees not to effect any public sale or distribution of the issue being registered or any similar security of the Company, including a sale pursuant to Rule 144 or Rule 144A under the Securities Act, during the seven
(7)-day period prior to, and during the 90-day period beginning on, the effective date of such Registration Statement, to the extent such sales may prevent the Company from being in compliance with the Exchange Act; provided,
                                                                    ---------
however, that all officers and directors of the Company enter into similar
--------
agreements. Such agreement shall be in writing reasonably satisfactory to the Company and such managing underwriter.

         (b)   Restrictions on Public Sale by the Company and Others.  The
               ------------------------------------------------------
Company shall not make any public or nonpublic sale or distribution of any securities of the same class as those being registered, or any securities convertible into or exchangeable or exercisable for any such securities, during the seven day period prior to, and during the 60-day period beginning on, the effective date of any Registration Statement in which holders of Registrable Securities are participating or the commencement of a public distribution of Registrable Securities pursuant to any such Registration Statement (except (i) as part of such registration or pursuant to registrations on SEC Forms S-4 or S-8 or any similar or successor form, or on any form filed in connection with an exchange offer or an offering of securities solely to the existing stockholders or employees of the Company or (ii) for sales or other issuances of securities pursuant to outstanding options, warrants, rights or similar obligations).

     11. Rule 144 and Stock Exchange Listings.
         -------------------------------------

         To the extent that the Company is subject to the filing and reporting requirements of the Securities Act and the Exchange Act, and so long as there are Registrable Securities outstanding:

         (a) The Company will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 or Rule 144A under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such information and requirements

         (b) The Company will use its best efforts to avoid taking any action which would cause the Common Stock to cease to be eligible for inclusion on either of the NASD Automated Quotation System or for listing on any securities exchange on which it may become listed.

     12. Obligations of Holder.
         ----------------------

         (a) Each Holder of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder, and shall otherwise use reasonable best efforts to cooperate with the Company and any underwriter(s), as the Company may reasonably request and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

         (b) Each Holder of the Registrable Securities agrees by acquisition of such Registered Securities that upon receipt of any notice from the Company pursuant to Paragraph 6(g), such Holder will forthwith discontinue such Holder's disposition of Registered Securities pursuant to the Registration Statement relating to such Registered Securities under such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Paragraph 6(g) and if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the prospectus relating to such Registered Securities at the time of receipt of such notice.

     13. Mergers, etc.
         -------------

     The Company shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Company shall not be the surviving corporation unless the surviving corporation shall, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of the Company under this Agreement, and for that purpose references hereunder to "Registrable Securities" shall be deemed to include the securities which the Holders would be entitled to receive in exchange for Common Stock under any such merger, consolidation or reorganization, provided that to the extent such securities to be received are convertible into shares of common stock of the issuer thereof, then any such shares of common stock or other securities as are issued or issuable upon conversion of said convertible securities shall also be included within the definition of "Registrable Securities."

     14. Miscellaneous
         -------------

         (a)   Transfer of Certain Rights.  The rights granted to the Holders
               --------------------------
under this Agreement may be transferred only to a transferee who delivers to the Company, within a reasonable time after such transfer, a written instrument by which such transferee agrees to be bound by the applicable terms of this Agreement. Notwithstanding the foregoing, nothing herein shall prohibit: (i) any Holder from transferring any of its rights under this Agreement to any wholly-owned subsidiary of such Holder or to any entity which merges or consolidates with or acquires all or substantially all of the equity securities or assets of such Holder, (ii) any Holder which is a partnership from transferring any of its rights under this Agreement to a partner of such partnership where such partner receives Registrable Securities in a distribution from such partnership, (iii) any Holder who is an individual from transferring any of its rights under this Agreement to such Holder's spouse or to other relatives, or to a trust for the benefit of the Holder, or his or her spouse or other relatives; or (iv) any trustee of a trust which holds Registerable Securities from distributing such Registrable Securities to the beneficiaries of such trusts; provided that any such transferee under subparagraphs (i), (ii),
             --------
(iii) or (iv) above will hold the Registrable Securities subject to the terms and conditions of this Agreement. Upon any transfer of the rights of a Holder permitted by and completed in compliance with the terms of this Agreement, the transferee shall become a "Holder" for purposes of this Agreement.

         (b)   Remedies.  In the event of a breach by the Company of its
               --------
obligations under this Agreement, each holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this

Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

         (c)   Amendments and Waivers.  The provisions of this Agreement may not
               ----------------------
be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of the Company and Holders of at least a majority of the Registrable Securities affected by such amendment, modification, supplementation, waiver or consent. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof with respect to a matter which relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and which does not directly or indirectly affect the rights of other Holders of Registrable Securities may be given by the Holders of a majority of the Registrable Securities being sold by such Holders, provided that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

         (d)   Notices.  All notices and other communications provided for or
               -------
permitted hereunder shall be made in writing and shall be delivered by hand, overnight courier service, registered or certified first-class mail, return receipt requested, or telecopier; if to a Holder, at the address set forth opposite such Holder's name on the signature pages attached hereto or such other address as may have been furnished to the Company in writing; if to the Company, at 2658 Patton Road, Roseville, Minnesota 55113, Attention: President and thereafter at such other address, notice of which is given in accordance with the provisions of this Paragraph 13(d).

         All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; one business day after sent if sent by courier service.

         (e)   No Inconsistent Agreements.  The Company shall not on or after
               --------------------------
the date of this Agreement enter into any agreement with respect to its securities which is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. To the extent the Company on or after the date of this Agreement grants any superior or more favorable rights or terms to any Person with respect to its securities, any such superior or more favorable rights or terms shall also be deemed to have been granted simultaneously to the holders of Registrable Securities. The Company agrees to deliver to representatives of the initial Holders hereunder, upon the request of such initial Holders, copies of all agreements which it has previously entered into or become a party to, or by which it is bound, with respect to its securities granting any registration rights to any Person which is inconsistent with the rights granted hereunder. The rights granted to the holders of Registrable

Securities hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the securities of the Company under any other agreements.

         (f)   Governing Law; Forum.  This Agreement shall be governed by and
               --------------------
construed in accordance with the laws of the State of Minnesota without regarding to the conflict of laws provisions thereof. The parties irrevocably agree that all actions arising directly or indirectly as a result or in consequence of this Agreement and the transactions contemplated hereby, shall be instituted and litigated only on federal, state or local courts sitting in the City of Minneapolis, Minnesota and each of the parties hereby consents to the exclusive jurisdiction and venue of any such court, and waives any objection based on forum nonconveniens.
         ----- -------------

         (g)   Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (h)   Headings.  The headings in this Agreement are for convenience of
               --------
reference only and shall not limit or otherwise affect the meaning hereof.

         (i)   Severability.  In the event that any one or more of the
               ------------
provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provisions in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         (j)   Entire Agreement.  This Agreement and the Purchase Agreement (and
               ----------------
all exhibits and/or schedules attached hereto and thereto) is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the securities now or hereafter owned by the Holders.

         (k)   Attorneys' Fees.  If any legal action or other proceeding is
               ---------------
brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

         IN WITNESS WHEREOF, the Agreement has been duly executed by the parties as of the date first above written.

                                   DIAMETRICS MEDICAL, INC.


                                   By  /s/  Laurence L. Betterley
                                       -----------------------------------
                                       Its    Chief Financial Officer
                                           -------------------------------


                                   HOLDERS:


                                   [SIGNATURES OF HOLDERS]